UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

RC2 CORPORATION

(Name of Registrant as Specified In Its Charter)

Registrant

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RC2 CORPORATION

800 VETERANS PARKWAY

BOLINGBROOK, ILLINOIS 60440

Notice of Annual Meeting of Stockholders

to be Held on May 7, 2004

The Annual Meeting of Stockholders of RC2 Corporation, a Delaware corporation (hereinafter called the Corporation), will be held at 1111 22nd Street, Oak Brook, IL 60523 on Friday, May 7, 2004, at 11:00 a.m., local time, for the following purposes:

1. To elect eleven directors to serve until the 2005 Annual Meeting of Stockholders.

2. To ratify the appointment of KPMG LLP, independent public accountants, as auditors of the Corporation for the Corporation’s fiscal year ending December 31, 2004.

3. To take action with respect to any other matters that may be properly brought before the meeting and that might be considered by the stockholders of a Delaware corporation at their annual meeting.

By order of the Board of Directors

Bolingbrook, Illinois

April 2, 2004

JODY L. TAYLOR,

Secretary

Stockholders of record at the close of business on March 22, 2004 are entitled to vote at the meeting. Your vote is important to ensure that a majority of the stock is represented. Whether or not you plan to attend the meeting in person, please vote your shares by phone, via the internet or by completing, signing, dating and returning the enclosed proxy card at your earliest convenience. If you later find that you may be present at the meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted. Stockholders holding shares in brokerage accounts (“street name” holders) who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Stockholders may now also vote by the Internet or telephone. Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help the Corporation reduce postage and proxy tabulation costs. The Internet and telephone voting facilities will close at 10:00 a.m. (Central Time) on May 7, 2004.

Or, if you prefer, you can return the enclosed proxy card in the envelope provided.

PLEASE DO NOT RETURN THE ENCLOSED PROXY CARD IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

VOTE BY INTERNET	VOTE BY TELEPHONE

http://www.eproxyvote.com/rcrc 24 hours a day / 7 days a week	1-877-779-8683 (1-877-PRX-VOTE) via touch tone phone toll-free 24 hours a day / 7 days a week

INSTRUCTIONS:	INSTRUCTIONS:

Read the accompanying Proxy Statement.	Read the accompanying Proxy Statement.

Have your 11-digit control number located on your proxy card available.	Call toll-free 1-877-779-8683 (1-877-PRX-VOTE).

Point your browser to http://www.eproxyvote.com/rcrc	You will be asked to enter your 11-digit control number located on your proxy card.

and follow the instructions to cast your vote. You can also register to receive your Annual Report and Proxy Statement electronically, instead of in print.

RC2 CORPORATION

800 VETERANS PARKWAY

BOLINGBROOK, ILLINOIS 60440

Proxy Statement for the 2004 Annual Meeting of Stockholders

to be Held on May 7, 2004

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of RC2 Corporation of proxies to be used at the Annual Meeting of Stockholders of the Corporation to be held at 1111 22nd Street, Oak Brook, IL 60523 on May 7, 2004, at 11:00 a.m., local time, and any adjournments thereof. This proxy material is being mailed on or about April 2, 2004 to stockholders of record at the close of business on March 22, 2004.

GENERAL INFORMATION

Proxies and Voting Procedures

Stockholders can vote by completing and returning a proxy card in the form accompanying this Proxy Statement or, if shares are held in “street name,” by completing a voting instruction form provided by your broker. Stockholders of record can also vote over the Internet or by telephone. If Internet and telephone voting are available to you, you can find voting instructions in the materials accompanying this Proxy Statement. The Internet and telephone voting facilities will close at 10:00 a.m. (Central Time) on May 7, 2004. Please be aware that if you vote over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible.

The shares represented by each valid proxy received in time will be voted at the Annual Meeting and, if a choice is specified on the proxy, it will be voted in accordance with that specification. If no instructions are specified in a signed proxy returned to the Corporation, the shares represented thereby will be voted in FAVOR of the election of the directors listed in the enclosed proxy and in FAVOR of the ratification of the appointment of KPMG LLP as the Corporation’s auditors for fiscal 2004. If any other matters are properly presented at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have the authority to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is adjourned or postponed, a proxy will remain valid and may be voted at the adjourned or postponed meeting. A stockholder will be able to revoke his or her proxy until it is voted. As of the date of printing of this Proxy Statement, the Corporation does not know of any other matters that are to be presented at the Annual Meeting other than the election of directors and the ratification of the appointment of the Corporation’s independent auditors.

Stockholders may revoke proxies (including an Internet or telephone vote) at any time to the extent they have not been exercised by giving written notice to the Corporation or by a later executed proxy via the Internet, by telephone or by mail. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a prior granted proxy. The cost of solicitation of proxies will be borne by the Corporation. Solicitation will be made primarily by use of the mails; however, some solicitations may be made by employees of the Corporation, without additional compensation therefor, by telephone, by facsimile, or in person.

Stockholders Entitled to Vote

Only stockholders of record at the close of business on March 22, 2004 will be entitled to notice of and to vote at the meeting. On the record date, the Corporation had outstanding 17,499,489 shares of common stock, par value $0.01 per share (the “Common Stock”), entitled to one vote per share.

Quorum; Required Vote

A majority of the votes entitled to be cast at the Annual Meeting, represented either in person or by proxy, shall constitute a quorum with respect to the meeting. Approval of each matter specified in the notice of the meeting requires the affirmative vote of a majority, or in the case of the election of directors a plurality, of the shares represented at the meeting. Abstentions and broker non-votes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will count toward the quorum requirement but will not count toward the determination of whether such matters are approved or directors are elected. The Inspector of Election appointed by the Board of Directors will count the votes and ballots.

ELECTION OF DIRECTORS

It is intended that shares represented by proxies in the enclosed form will be voted for the election of the nominees named in the following table to serve as directors for a term of one year and until their successors are elected, unless contrary instructions are received. As indicated below, each person nominated by the Board of Directors is an incumbent director. The Corporation anticipates that the nominees listed in this Proxy Statement will be candidates when the election is held. However, if an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, proxies will be voted for a substitute nominee selected by the proxy holders (except where a proxy withholds authority with respect to the election of directors). Eleven directors have been nominated for election at the Annual Meeting. Peter J. Henseler is currently a director but will not stand for election at the Annual Meeting.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since

ROBERT E. DODS	55	1996

Chairman of the Board of Directors of the Corporation since July 1998. The Chairman of the Board is not an officer or employee of the Corporation. Chief Executive Officer of the Corporation from July 1998 to January 2003. President of the Corporation from April 1996 to July 1998. Mr. Dods co-founded Racing Champions, Inc. (“RCI”), the Corporation’s predecessor, in 1989.

BOYD L. MEYER	62	1996

Vice Chairman of the Board of Directors of the Corporation since October 2000. The Vice Chairman of the Board is not an officer or employee of the Corporation. President of the Corporation from July 1998 to October 2000. Executive Vice President of the Corporation from April 1996 to July 1998. Mr. Meyer co-founded RCI in 1989.

PETER K.K. CHUNG	50	1996

President of Racing Champions Limited (“RCL”) since April 1996. Mr. Chung formed the predecessors to RCL in 1989 to handle the overseas operating activities of RCI.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since

CURTIS W. STOELTING	44	2002

Chief Executive Officer of the Corporation since January 2003. Chief Operating Officer of the Corporation from October 2000 to January 2003. Executive Vice President of the Corporation from July 1998 to January 2003. Secretary of the Corporation from April 1996 to October 2001. Vice President—Finance and Operations of the Corporation from April 1996 to July 1998 and Vice President—Finance and Operations of RCI from 1994 to July 1998.

JOHN S. BAKALAR	56	1997

Mr. Bakalar has been a private investor since November 1997. From May 1993 to November 1997, Mr. Bakalar was President and Chief Operating Officer of Rand-McNally, Inc., a printing and publishing company.

JOHN J. VOSICKY	55	1997

Mr. Vosicky has been the Chief Financial Officer of BFG Technologies Inc., a marketer and distributor of graphic cards, since August 2002. Mr. Vosicky has also been the President of JAJ Financial, a financial consultant, since July 2001. From November 1985 to July 5, 2001, Mr. Vosicky was Executive Vice President and Chief Financial Officer of Comdisco Inc., a technology services company. On July 16, 2001, Comdisco, Inc. and 50 of its domestic U.S. subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois.

PAUL E. PURCELL	57	2002

President and Chief Executive Officer of Robert W. Baird & Co. Incorporated, an investment banking and brokerage firm, since January 2000. President and Chief Operating Officer of Robert W. Baird & Co. Incorporated from January 1998 until January 2000.

DANIEL M. WRIGHT	66	2003

Mr. Wright has been a private investor since August 1998. From March 1968 until August 1998, Mr. Wright was an audit partner and manager with Arthur Andersen LLP, an independent public accounting firm.

THOMAS M. COLLINGER	51	2003

Associate Professor, The Medill Graduate School of Northwestern University, since January 1998. Mr. Collinger has also served as President of the TC Group, a marketing consulting firm, since May 1998.

RICHARD E. ROTHKOPF	59	2003

Executive Vice President of the Corporation since March 2003 and Chairman of Learning Curve International, Inc. (“Learning Curve”) since October 1993. Chief Executive Officer of Learning Curve from October 1993 until March 2003.

MICHAEL J. MERRIMAN, Jr.	47	2004

Mr. Merriman has been a private investor since March 2004. Chief Executive Officer, President and a director of Royal Appliance Manufacturing Co., a developer, assembler and marketer of a full line of cleaning products for home and commercial use, from May 1992 until March 2004.

DIRECTORS MEETINGS AND COMMITTEES

The Board of Directors has an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. The Board of Directors held seven meetings in 2003, and all incumbent directors attended at least 75% of the meetings of the Board and the committees thereof of which they were a member, except for Mr. Meyer.

The Board’s Audit Committee is comprised of Messrs. Bakalar, Wright and Vosicky (Chairman). The Audit Committee is responsible for assisting the Board of Directors with oversight of (1) the integrity of the Corporation’s financial statements, (2) the Corporation’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence and (4) the performance of the Corporation’s internal accounting function and independent auditors. The Audit Committee has the direct authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors, and is an “audit committee” for purposes of Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee held two meetings in 2003.

The Board’s Nominating and Corporate Governance Committee is comprised of Messrs. Collinger (Chairman), Merriman and Wright. The Nominating and Corporate Governance Committee is responsible for assisting the Board of Directors by identifying individuals qualified to become members of the Board of Directors and its committees, recommending to the Board of Directors nominees for the annual meeting of stockholders, developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Corporation and assisting the Board of Directors in assessing director performance and the effectiveness of the Board of Directors. The Nominating and Corporate Governance Committee was formed and its members were appointed on February 24, 2004.

The Board’s Compensation Committee is comprised of Messrs. Bakalar (Chairman), Wright and Vosicky. The Compensation Committee, in addition to such other duties as may be specified by the Board, reviews and recommends to the Board the compensation structure for the Corporation’s officers and other managerial personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, noncash perquisites and other forms of compensation. The Compensation Committee also administers the Corporation’s Stock Incentive Plan and the Corporation’s Employee Stock Purchase Plan. The Compensation Committee held one meeting in 2003.

CORPORATE GOVERNANCE MATTERS

The Corporation is committed to establishing and maintaining high standards of corporate governance, which are intended to serve the long-term interests of the Corporation and its stockholders. The Board of Directors has adopted Corporate Governance Guidelines which can be found on the Corporation’s website at www.rc2corp.com.

Director Independence

In February 2004, the Corporation’s Board of Directors reviewed the independence of the nominees for election to the Board at the Annual Meeting under the applicable standards of the Nasdaq Stock Market. Based on this review, the Board of Directors determined that each of John S. Bakalar, John J. Vosicky, Paul E. Purcell, Daniel M. Wright, Thomas M. Collinger and Michael J. Merriman, Jr. is independent under those standards. These independent directors constitute a majority of the nominees for election to the Board of Directors at the Annual Meeting.

Director Nominations

The Corporation has a standing Nominating and Corporate Governance Committee. The Corporation has placed a current copy of the charter of the Nominating and Corporate Governance Committee on its web site located at www.rc2corp.com. Based on the review described under “Corporate Governance Matters—Director Independence,” the Board of Directors has determined that each member of the Nomination and Corporate Governance Committee is independent under the applicable standards of the Nasdaq Stock Market.

The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders. A stockholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board of Directors must send a written notice by mail, c/o Secretary, RC2 Corporation, 800 Veterans Parkway, Bolingbrook, Illinois 60440, that sets forth: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the stockholder proposes to be considered as a nominee; (2) the number of shares of the Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to stockholders prepared in connection with an election of directors pursuant to section 14(a) of the Securities Exchange Act of 1934; and (4) the name and address (business and residential) of the stockholder making the recommendation and the number of shares of the Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by the stockholder making the recommendation. The Corporation may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Corporation. Stockholder recommendations will be considered only if received no less than 120 days nor more than 150 days before the date of the proxy statement sent to stockholders in connection with the previous year’s annual meeting of stockholders.

The Nominating and Corporate Governance Committee will consider any nominee recommended by a stockholder in accordance with the preceding paragraph under the same criteria as any other potential nominee. The Nominating and Corporate Governance Committee believes that a nominee recommended for a position on the Corporation’s Board of Directors must have an appropriate mix of director characteristics, experience, diverse perspectives and skills. Qualifications of a prospective nominee that may be considered by the Nominating and Corporate Governance Committee include:

•	personal integrity and high ethical character;

•	professional excellence;

•	accountability and responsiveness;

•	absence of conflicts of interest;

•	fresh intellectual perspectives and ideas; and

•	relevant expertise and experience and the ability to offer advice and guidance to management based on that expertise and experience.

Richard E. Rothkopf was appointed as a director in March 2003 in connection with the Corporation’s acquisition of Learning Curve pursuant to the Agreement and Plan for Merger, dated as of February 3, 2003, among the Corporation, Learning Curve and certain of the Corporation’s subsidiaries. Michael J. Merriman, Jr. was recommended to the Board of Directors for nomination by a non-management director.

Communications between Stockholders and the Board of Directors

The Corporation has placed on its web site located at www.rc2corp.com a description of the procedures for stockholders to communicate with the Board of Directors, a description of the Corporation’s policy for its directors and nominee directors to attend the Annual Meeting and the number of directors who attended last year’s annual meeting of stockholders.

Code of Business Ethics

The Corporation has adopted a Code of Business Ethics that applies to all of the Corporation’s employees, including the Corporation’s principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Business Ethics is available on the Corporation’s corporate web site which is located at www.rc2corp.com. The Corporation also intends to disclose any amendments to, or waivers from, the Code of Business Ethics on its corporate web site.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee is comprised of three members of the Corporation’s Board of Directors. Based on the review described under “Corporate Governance Matters—Director Independence,” the Board has determined that each member of the Audit Committee is independent as defined in the applicable standards of the Nasdaq Stock Market and the Securities and Exchange Commission (“SEC”). The duties and responsibilities of the Audit Committee are set forth in the Audit Committee charter, which was amended by the Board of Directors in February 2004. The full text of the Audit Committee’s new charter is attached as Annex A to this proxy statement.

The Audit Committee has:

•	reviewed and discussed the Corporation’s audited financial statements for the fiscal year ended December 31, 2003, with the Corporation’s management and with the Corporation’s independent auditors;

•	discussed with the Corporation’s independent auditors the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards); and

•	received and discussed the written disclosures and the letter from the Corporation’s independent auditors required by Independence Standards Board Statement No. 1 (Independence discussions with Audit Committees).

Based on such review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

AUDIT COMMITTEE:

Daniel M. Wright

John S. Bakalar

John J. Vosicky (Chairman)

Fees of Independent Auditors

The following table summarizes the fees the Corporation was billed for audit and non-audit services rendered by the Corporation’s independent auditors during 2003 and 2002:

Service Type	2003	2002
Audit Fees (1)	$374,641	$304,159
Audit-Related Fees (2)	3,040	—
Tax Fees (3)	59,599	1,045
All Other Fees	—	—

Total Fees Billed	$437,280	$305,204

(1)	Includes fees for professional services rendered in connection with the audit of the Corporation’s financial statements for the fiscal years ended December 31, 2003 and December 31, 2002; the reviews of the financial statements included in each of the Corporation’s quarterly reports on Form 10-Q during those fiscal years; and consents and assistance with documents filed by the Corporation with the SEC. For 2002, also includes $97,235 of fees billed by Arthur Andersen LLP, the Corporation’s former independent auditors, for professional services rendered during 2002 primarily relating to the review of the Corporation’s quarterly report on Form 10-Q for the quarter ended March 31, 2002 and the SEC registration statement for the Corporation’s public offering in 2002.
(2)	Consists of fees for consultation regarding the Corporation’s Sarbanes-Oxley compliance efforts.
(3)	Primarily consists of fees for the preparation of statutory tax returns and other tax assistance in foreign jurisdictions.

The Audit Committee of the Board of Directors of the Corporation considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of KPMG LLP and, prior to KPMG LLP’s engagement, the independence of Arthur Andersen LLP.

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Corporation’s independent auditors. The Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee or Chairman of the Audit Committee reviews and, if appropriate, approves non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation and the likely impact of the non-audit services on the independence of the independent auditors.

Since the effective date of the SEC rules requiring pre-approval of non-audit services on May 6, 2003, each new engagement of the Corporation’s independent auditors to perform non-audit services has been approved in advance by the Audit Committee or the Chairman of the Audit Committee pursuant to the foregoing procedures.

Audit Committee Financial Expert

The Corporation’s Board of Directors has determined that two of the members of the Audit Committee, John J. Vosicky and Daniel M. Wright, qualify as “audit committee financial experts” as defined by the rules of the SEC based on their work experience and education.

Information Regarding Change of Auditors

On June 18, 2002, the Corporation dismissed Arthur Andersen LLP as its independent public accountants and on June 20, 2002 it appointed KPMG LLP as its new independent accountants. The decision to dismiss Arthur Andersen LLP and to retain KPMG LLP was recommended by the Corporation’s Audit Committee and approved by its Board of Directors on May 10, 2002, subject to KPMG LLP completing its internal formal client acceptance procedures. Formal client acceptance was received by the Corporation on June 20, 2002. Arthur Andersen LLP’s reports on the Corporation’s consolidated financial statements for each of the fiscal years ended December 31, 2001 and December 31, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2001 and through June 18, 2002, there were no disagreements between the Corporation and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Corporation’s consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of SEC Regulation S-K.

During the Corporation’s two most recent fiscal years prior to the appointment of KPMG LLP and during the fiscal year of, and up to, the appointment of KPMG LLP, the Corporation did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of SEC Regulation S-K.

COMPENSATION OF DIRECTORS

Directors who are employees of the Corporation receive no compensation for services as members of either the Board of Directors or committees thereof. Effective January 1, 2003, outside directors receive an annual fee of $25,000, plus an additional $5,000 per year for each chairman of a committee. Outside directors may elect to receive such fees in any combination of cash or stock options. In March 2003, the Corporation issued 7,500 stock options to Mr. Bakalar, 7,500 stock options to Mr. Vosicky and 3,750 stock options to Mr. Purcell, certain of the Corporation’s outside directors, at an exercise price of $15.10 per share. These options were issued in lieu of 2002 retainer and meeting fees of $14,500 for Messrs. Bakalar and Vosicky and $6,750 for Mr. Purcell. Mr. Meyer made personal use of the Corporation’s airplane which resulted in incremental operating costs of $6,900 to the Corporation for 2003.

EXECUTIVE OFFICERS

The following table sets forth the name, age, current position and principal occupation and employment during the past five years of the executive officers of the Corporation who are not nominees for directors:

Name	Age	Current Position	Other Positions
Peter J. Henseler	45	President of the Corporation since October 2002	Executive Vice President—Sales and Marketing from March 1999 to October 2002. Senior Vice President—Sales and Marketing from July 1998 to March 1999. Vice President—Marketing from April 1996 to July 1998 and Vice President—Marketing of RCI from March 1996 to July 1998.

Jody L. Taylor	35	Chief Financial Officer and Secretary since October 2001	Senior Vice President—Finance from October 2000 to October 2001. Vice President—Finance from June 1998 to October 2000. Assistant Secretary from July 1998 to October 2001. Controller from June 1996 to June 1998. Ms. Taylor is a Certified Public Accountant.

John Walter Lee II	56	Executive Vice President since March 2003 and President of Learning Curve since February 1993

SECURITY OWNERSHIP

The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of March 2, 2004 by (1) each director and named executive officer (as defined below), (2) all directors and executive officers as a group, and (3) each person or other entity known by the Corporation to beneficially own more than 5% of the outstanding Common Stock.

The following table is based on information supplied to the Corporation by the directors, officers and stockholders described above. The Corporation has determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared by spouses under applicable law. Shares of common stock subject to options that are either currently exercisable or exercisable within 60 days of March 2, 2004 are treated as outstanding and beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The table lists applicable percentage ownership based on 17,397,732 shares outstanding as of March 2, 2004.

Unless otherwise indicated, the address for each person listed below is 800 Veterans Parkway, Bolingbrook, Illinois 60440.

Name	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Robert E. Dods (1)	603,450	3.5%
Boyd L. Meyer (2)	738,950	4.2
Peter K.K. Chung (3)	767,451	4.4
Curtis W. Stoelting (4)	394,263	2.2
John S. Bakalar (5)	51,347	*
John J. Vosicky (6)	42,947	*
Paul E. Purcell (7)	11,956	*
Daniel M. Wright	—	—
Thomas M. Collinger (8)	955	*
Richard E. Rothkopf	420,877	2.4
Michael J. Merriman, Jr.	—	—
Peter J. Henseler (9)	181,335	1.0
Jody L. Taylor (10)	57,047	*
John Walter Lee II (11)	112,789	*
Richard S. Strong (12)	1,663,746	9.5
Strong Capital Management, Inc. (13)	1,051,296	6.0
Royce & Associates, LLC (14)	1,128,400	6.5
Barclays Global Investors, NA (15)	936,428	5.4
All directors and executive officers as a group (14 persons) (16)	3,383,367	18.9

*	Denotes less than 1%.
(1)	Represents 603,450 shares of Common Stock held by a revocable trust for which Mr. Dods’ brother serves as trustee.
(2)	Represents 307,298 shares of Common Stock held by the Meyer Family Limited Partnership, for which Mr. Meyer serves as a general partner and shares voting and investment power with members of his immediate family who are the other general partners, and 431,652 shares of Common Stock held by a revocable trust for which Mr. Meyer serves as trustee.
(3)	Represents shares of Common Stock held by corporations controlled by Mr. Chung.
(4)	Includes (a) 3,200 shares of Common Stock held with Mr. Stoelting’s wife as joint tenants, (b) 220,601 shares of Common Stock subject to stock options and (c) 2,497 shares of Common Stock purchased pursuant to the Corporation’s Employee Stock Purchase Plan.

(5)	Includes 31,347 shares of Common Stock subject to stock options.
(6)	Includes 28,947 shares of Common Stock subject to stock options.
(7)	Includes 1,956 shares of Common Stock subject to stock options.
(8)	Represents 955 shares of Common Stock subject to stock options.
(9)	Includes 146,422 shares of Common Stock subject to stock options.
(10)	Includes (a) 54,842 shares of Common Stock subject to stock options and (b) 300 shares of Common Stock purchased pursuant to the Corporation’s Employee Stock Purchase Plan.
(11)	Represents 112,789 shares of Common Stock held by a revocable trust for which Mr. Lee serves as trustee.
(12)	Richard S. Strong filed a Schedule 13G dated April 29, 2002, as amended as of February 12, 2003, as amended as of February 9, 2004, reporting that as of December 31, 2003, Mr. Strong was the beneficial owner of 1,663,746 shares of Common Stock, with shared voting and investment power over all of such shares. Mr. Strong’s address is c/o Godfrey & Kahn S.C., 780 North Water Street, Milwaukee, Wisconsin 53202.
(13)	Strong Capital Management, Inc. (“SCM”) filed a Schedule 13G dated February 16, 2004, reporting that as of December 31, 2003, SCM and Richard S. Strong each beneficially owned 1,051,296 shares of Common Stock. SCM, as a registered investment adviser, may be deemed to share voting and/or investment control over the shares of Common Stock with its clients. SCM and Mr. Strong are deemed to share voting power over 1,027,371 shares of Common Stock, and deemed to share investment power over 1,051,296 shares of Common Stock. SCM’s address is 100 Heritage Reserve, Menomonee Falls, Wisconsin 53051.
(14)	Royce & Associates, LLC (“Royce”) filed a Schedule 13G dated February 5, 2004 reporting that as of December 31, 2003, Royce beneficially owned 1,128,400 shares of Common Stock, with sole voting and investment power over all such shares of Common Stock.
(15)	Certain entities affiliated with Barclays Global Investors, NA (“BGI”) filed a Schedule 13G dated February 13, 2004, reporting that as of December 31, 2003, such entities collectively beneficially owned 936,428 shares of Common Stock. BGI’s address is 45 Fremont Street, San Francisco, California 94105.
(16)	Includes (a) 603,450 shares of Common Stock held by a revocable trust for which Mr. Dods’ brother serves as trustee; (b) 307,298 shares of Common Stock held by the Meyer Family Limited Partnership, for which Mr. Meyer serves as a general partner and shares voting and investment power with members of his immediate family who are the other general partners, and 431,652 shares of Common Stock held by a revocable trust for which Mr. Meyer serves as trustee, (c) 767,451 shares of Common Stock held by corporations controlled by Mr. Chung, (d) 2,797 shares of Common Stock purchased under the Corporation’s Employee Stock Purchase Plan, (e) 485,070 shares of Common Stock subject to stock options and (f) 112,789 shares of Common Stock held by a revocable trust for which Mr. Lee serves as trustee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Corporation’s directors and executive officers, and persons who own more than 10% of a registered class of the Corporation’s equity securities, to file with the SEC initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of the Corporation’s equity securities on Form 4 or 5. The rules promulgated by the SEC under section 16(a) of the Exchange Act require those persons to furnish the Corporation with copies of all reports filed with the SEC pursuant to section 16(a). Based solely upon a review of such forms actually furnished to the Corporation, and written representations of certain of the Corporation’s directors and executive officers that no forms were required to be filed, all directors, executive officers and 10% stockholders have filed with the SEC on a timely basis all reports required to be filed under section 16(a) of the Exchange Act, except Mr. Wright filed a Form 3 report on February 18, 2003 reporting his appointment as a director of the Corporation effective February 3, 2003.

PERFORMANCE GRAPH

The chart below shows a comparison of the cumulative return since January 1, 1999 had $100 been invested at the close of business on December 31, 1998 in each of the Common Stock, the Nasdaq Composite Index (all issuers), and a peer group constructed by the Corporation comprised of the following publicly traded producers and distributors of toys, collectibles or infant products: Action Performance Companies, Inc., Department 56, Inc., Enesco Group, Inc., Hasbro, Inc., Marvel Enterprises, Inc., Mattel, Inc., Russ Berrie & Co., Boyd’s Collection Ltd., Jakks Pacific, Inc., The First Years, Inc. and Zindart Limited (the “Peer Group”).

CUMULATIVE TOTAL RETURN COMPARISON*

The Corporation versus Nasdaq Composite Index and the Peer Group

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
♦RC2**	100	33	8	92	102	156
☐Nasdaq Composite Index	100	176	111	88	62	93
Xthe Peer Group	100	67	55	73	72	91

*	Total return assumes reinvestment of dividends.
**	The closing price of the Common Stock on December 31, 1998 was $13.37, the closing price on December 31, 1999 was $4.44, the closing price on December 29, 2000 was $1.12, the closing price on December 31, 2001 was $12.30, the closing price on December 31, 2002 was $13.65 and the closing price on December 31, 2003 was $20.83.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Corporation’s Compensation Committee, which is comprised of three members of the Board of Directors, is responsible for considering and approving compensation arrangements for the Corporation’s senior management, including executive officers. Based on the review described under “Corporate Governance Matters—Director Independence,” the Board of Directors determined that each member of the Compensation Committee is independent under the applicable standards of the Nasdaq Stock Market. The objectives of the Compensation Committee in establishing compensation arrangements for senior management are to: (1) attract and retain key executives who are important to the continued success of the Corporation; and (2) provide strong financial incentives, at reasonable cost to the stockholders, for senior management to enhance stockholder value.

The primary components of the Corporation’s executive compensation program are (1) base salary, (2) incentive compensation bonuses and (3) stock options.

Base Salaries. The base salaries of the Corporation’s executive officers have been set by their respective employment agreements. Each of the employment agreements provides that the Corporation may increase the executive officer’s base salary throughout the term or any renewal term of the agreement. The Compensation Committee reviews executive officers’ base salaries annually based on level of responsibility and individual performance. In 2002, the Compensation Committee reviewed a compensation survey of ten peer group companies and an industry-wide compensation survey of over 1,500 public companies. The 2003 base salaries for Messrs. Stoelting and Henseler and Ms. Taylor were established when they entered into employment agreements in July 2002. These base salaries were set at amounts slightly below the average salaries in both the peer group survey and the industry-wide survey. The companies in the peer group survey overlap but are not identical to the companies in the Peer Group used in the Performance Graph on page 13.

Incentive Bonuses. Executive officers and other full-time employees are eligible to receive annual incentive bonuses. The purpose of the Corporation’s bonus program is to provide incentive compensation in a form which relates the financial reward to an increase in the value of the Corporation to its stockholders. The bonus program provides that a bonus pool will be determined based on achieving pre-determined goals as well as individual contributions. The bonus pool is generally allocated to executive officers and other full-time employees based on a percentage of each individual’s base salary. For 2003, the Corporation’s incentive bonus program established a threshold target based on the Corporation’s consolidated earnings before interest, taxes, depreciation and amortization (EBITDA). Upon achievement of the threshold EBITDA target, participants would be eligible to receive bonuses based on either consolidated or business unit targets for net sales, trading margin (net sales minus factory cost of product) and operating income. For 2003, the threshold EBITDA target and in most cases the other targets under the incentive bonus program were not met. However, the Compensation Committee decided to award discretionary bonuses of between 20% to 40% of the target bonus amounts based on significant progress by the Corporation in a number of areas during 2003, including the integration of Learning Curve. These discretionary cash bonuses of the Corporation’s executive officers for 2003 were $120,750 for Messrs. Stoelting and Henseler, $76,841 for Mr. Rothkopf, $43,909 for Mr. Lee and $42,000 for Ms. Taylor.

Stock Incentive Plan. In 1997, the Corporation established the Corporation’s Stock Incentive Plan (the “Incentive Plan”). The Incentive Plan authorizes the Compensation Committee to grant stock options to officers and other key employees. In determining the total size of the option grants, the Compensation Committee considers various factors such as the outstanding number of options, the amount of additional options available under the Incentive Plan and the percent of the outstanding Common Stock represented by outstanding options. In determining the size of the option grant to each proposed recipient, the Compensation Committee considers the level of responsibility of the proposed recipient and the existing option holdings of the proposed recipient, including the expiration, exercise and vesting of such options. Based on this review, in February 2003, the Compensation Committee granted each of Messrs. Stoelting and Henseler options to purchase 35,000 shares of Common Stock and Ms. Taylor options to purchase 16,000 shares of Common Stock. All of the options granted to the executive officers in 2003 have an exercise price of $13.39 per share, vest pro rata over a five-year period and expire on February 25, 2013.

Compensation of the Chief Executive Officer. Although Robert E. Dods retired as Chief Executive Officer in January 2003, he ceased receiving salary or other compensation as an employee in December 2002. Curtis W. Stoelting was appointed Chief Executive Officer in January 2003 and served as Chief Executive Officer for nearly all of the year. During 2003, Mr. Stoelting received a base salary of $350,000 as provided in his employment agreement. This base salary was set when Mr. Stoelting entered into his employment agreement in July 2002. Mr. Stoelting’s base salary was set based on the compensation surveys and other criteria described above, including the recognition of Mr. Stoelting’s increased responsibilities as Chief Executive Officer. Mr. Stoelting’s incentive bonus target was set at $350,000 for 2003, which represents 100% of his base salary. As noted above, the threshold targets under the Corporation’s incentive bonus program were not met, but the Compensation Committee decided to award a discretionary bonus of $120,750 to Mr. Stoelting. Mr. Stoelting was awarded stock options under the Incentive Plan in 2003 based on a determination that was the same for all other participants in the Incentive Plan.

COMPENSATION COMMITTEE:

John S. Bakalar (Chairman)

John J. Vosicky

Daniel M. Wright

EXECUTIVE COMPENSATION

Cash Compensation

The table which follows sets forth certain information for the years indicated below concerning the compensation paid by the Corporation to the two persons who served as the Corporation’s Chief Executive Officer in fiscal 2003 and the four other most highly compensated executive officers in fiscal 2003 (collectively, the “named executive officers”):

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Compensation				Long-Term Compensation
		Salary	Bonus(1)	Other Annual Compensation(2)		Securities Underlying Options (#)	All Other Compensation
Robert E. Dods, Chairman of the Board of Directors(3)	2003	$—	$—	$26,300	(4)	—	$25,000	(5)
	2002	150,000	—	—		—	—
	2001	350,000	—	—		—	—

Curtis W. Stoelting, Chief Executive Officer(3)	2003	350,000	120,750	3,405	(6)	35,000	14,798	(7)
	2002	300,000	364,176	3,774	(8)	—	14,678	(7)
	2001	250,000	365,000	—		75,000	13,869	(7)

Peter J. Henseler, President	2003	350,000	120,750	3,405	(6)	35,000	19,462	(9)
	2002	300,000	364,176	3,774	(8)	—	19,172	(9)
	2001	250,000	365,000	—		75,000	13,737	(9)

Jody L. Taylor, Chief Financial Officer and Secretary	2003	160,000	42,000	2,043	(6)	16,000	8,931	(10)
	2002	160,000	170,504	899	(8)	—	8,702	(10)
	2001	119,116	170,000	—		30,000	7,684	(10)

Richard E. Rothkopf, Executive Vice President(11)	2003	171,154	76,841	—		—	—

John Walter Lee II, Executive Vice President(11)	2003	250,000	43,909	—		—	3,775	(12)

(1)	Consists of amounts earned by Mr. Stoelting, Mr. Henseler, Ms. Taylor, Mr. Rothkopf and Mr. Lee pursuant to the Corporation’s bonus program.
(2)	Perquisites that do not exceed the lower of $50,000 or 10% of salary and bonus in the aggregate in any year for a named executive officer are not disclosed in the table in accordance with SEC rules.
(3)	Mr. Dods served as the Corporation’s Chief Executive Officer until January 2003, when Mr. Stoelting was appointed Chief Executive Officer.
(4)	Consists of the Corporation’s incremental operating costs for personal use by Mr. Dods of the Corporation’s airplane.
(5)	Consists of the annual fee for service as a director in 2003. Although Mr. Dods retired as the Corporation’s Chief Executive Officer in January 2003, he ceased receiving salary or other compensation as an employee in December 2002.
(6)

With respect to the sale by the Corporation on February 25, 2003 of 2,500 shares of Common Stock to Mr. Stoelting, 2,500 shares of Common Stock to Mr. Henseler and 1,500 share of Common Stock to Ms. Taylor, consists of the aggregate difference of (a) the last sales price of the Common Stock on

February 25, 2003 minus (b) the price paid by the respective named executive officer to purchase such shares.
(7)	For 2001, consists of premiums of $8,619 paid by the Corporation for term life insurance and disability insurance under which Mr. Stoelting is the beneficiary and $5,250 of matching contributions under the RC2 Corporation Savings Plan. For 2002, consists of premiums of $9,178 paid by the Corporation for term life insurance and disability insurance under which Mr. Stoelting is the beneficiary and $5,500 of matching contributions under the RC2 Corporation Savings Plan. For 2003, consists of premiums of $8,798 paid by the Corporation for term life insurance and disability insurance under which Mr. Stoelting is the beneficiary and $6,000 of matching contributions under the RC2 Corporation Savings Plan.
(8)	With respect to the sale by the Corporation on April 3, 2002 of 1,700 shares of Common Stock to Mr. Stoelting, 1,700 shares of Common Stock to Mr. Henseler and 405 shares of Common Stock to Ms. Taylor, consists of the aggregate difference of (a) the last sales price of the Common Stock on April 3, 2002 minus (b) the price paid by the respective named executive officer to purchase such shares.
(9)	For 2001, consists of $8,487 of premiums paid by the Corporation for term life insurance and disability insurance under which Mr. Henseler is the beneficiary and $5,250 of matching contributions under the RC2 Corporation Savings Plan. For 2002, consists of $13,672 of premiums paid by the Corporation for term life insurance and disability insurance under which Mr. Henseler is the beneficiary and $5,500 of matching contributions under the RC2 Corporation Savings Plan. For 2003, consists of $13,462 of premiums paid by the Corporation for term life insurance and disability insurance under which Mr. Henseler is the beneficiary and $6,000 of matching contributions under the RC2 Corporation Savings Plan.
(10)	For 2001, consists of $3,185 of premiums paid by the Corporation for term life insurance and disability insurance under which Ms. Taylor is the beneficiary and $4,499 of matching contributions under the RC2 Corporation Savings Plan. For 2002, consists of $3,202 of premiums paid by the Corporation for term life insurance and disability insurance under which Ms. Taylor is the beneficiary and $5,500 of matching contributions under the RC2 Corporation Savings Plan. For 2003, consists of $2,931 of premiums paid by the Corporation for term life insurance and disability insurance under which Ms. Taylor is the beneficiary and $6,000 of matching contributions under the RC2 Corporation Savings Plan.
(11)	Messrs. Rothkopf and Lee joined the Corporation in March 2003.
(12)	Consists of $3,775 of matching contributions under the RC2 Corporation Savings Plan.

Stock Options

Option Grants During 2003. The following table provides certain information regarding stock options granted to the named executive officers of the Corporation during the year ended December 31, 2003.

Option/SAR Grants In Last Fiscal Year

	Number of Securities Underlying Options/SARs Granted (#)(1)	% of Total Options/SARs Granted to Employees in Fiscal Year (%)			Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(2)
Name			Exercise Price ($ / Sh)	Expiration Date	5%	10%
Robert E. Dods	—	—	—	—	—	—
Peter J. Henseler	35,000	17.5	13.39	February 25, 2013	294,731	746,907
Curtis W. Stoelting	35,000	17.5	13.39	February 25, 2013	294,731	746,907
Jody L. Taylor	16,000	8.0	13.39	February 25, 2013	134,734	341,443
Richard E. Rothkopf	—	—	—	—	—	—
John Walter Lee II	—	—	—	—	—	—

(1)	Options with respect to 20% of the underlying shares become exercisable on February 25 of each year from 2004 to 2008.

(2)	The dollar amounts under these columns are the result of theoretical calculations at 5% and 10% rates set by the SEC, and therefore are not intended to forecast possible future appreciation, if any, in the Common Stock.

Fiscal Year-End Option Values. The following table provides certain information regarding the value of unexercised options held by the named executive officers at December 31, 2003 and the value realized upon exercise of options during 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the- Money-Options at Fiscal-Year End ($) Exercisable/Unexercisable(2)
Robert E. Dods	—	—	—	—
Curtis W. Stoelting	12,500	260,940	232,001/126,600	3,700,514/1,700,284
Peter J. Henseler	52,000	985,980	139,822/126,600	2,011,841/1,700,284
Jody L. Taylor	6,500	137,525	62,742/43,900	918,107/518,031
Richard E. Rothkopf	—	—	—	—
John Walter Lee II	—	—	—	—

(1)	Value realized equals last sales price on the date of exercise, minus the exercise price, multiplied by the number of shares acquired on exercise.
(2)	Calculated based on closing sale price of $20.83 per share on December 31, 2003.

Employment Agreements

On April 30, 2001, the Corporation entered into an employment agreement with Robert E. Dods which expired on December 31, 2002. Pursuant to the employment agreement, Mr. Dods received a base salary of $350,000 per year in 2001, and $150,000 per year in 2002. The employment agreement with Mr. Dods also provided that the executive officer was eligible to participate in medical, health, dental, disability and life insurance policies. Pursuant to the employment agreement, Mr. Dods has agreed not to compete with the Corporation during employment and for a period of two years following termination of employment and has agreed to maintain the confidentiality of the Corporation’s proprietary information and trade secrets. The employment agreement provided that if the executive officer’s employment was terminated by the Corporation without “cause” or by the executive officer for “good reason,” the executive officer will be entitled to continuation of his then effective base salary for a period equal to the greater of one year or the remaining term of the employment agreement.

On July 29, 2002 the Corporation entered into employment agreements with Curtis W. Stoelting, Peter J. Henseler and Jody L. Taylor, which expire on April 30, 2005. Pursuant to the employment agreements, Messrs. Henseler and Stoelting will each receive annual base salaries of $350,000 and Ms. Taylor will receive an annual base salary of $160,000. Each executive officer is entitled to participate in the Corporation’s bonus program, the Corporation’s Stock Incentive Plan and the Corporation’s Employee Stock Purchase Plan. Additionally, the employment agreements provide that the executive officer is eligible to participate in any medical, health, dental, disability and life insurance policy that is in effect for the Corporation’s other senior management. Pursuant to the employment agreements, each executive officer has agreed not to compete with the Corporation during employment and for a period of two years following termination of employment and has agreed to maintain the confidentiality of the Corporation’s proprietary information and trade secrets. The employment agreements provide that if the executive officer’s employment is terminated by the Corporation without “cause” or by the executive for “good reason,” the executive officer will be entitled to continuation of the executive officer’s then effective base salary for two years following the date of termination in the case of Messrs. Henseler and Stoelting and for one year following the date of termination in the case of Ms. Taylor, except that if such termination occurs at any time after a “change in control” with respect to the Corporation, the executive officer will be entitled to continuation of the executive officer’s then effective base salary for three years following the date of termination in the case of Messrs. Henseler and Stoelting and for two years following the date of termination in the case of Ms. Taylor.

On March 4, 2003, the Corporation entered into separate employment agreements with Richard E. Rothkopf and John Walter Lee II. The employment agreements with Messrs. Rothkopf and Lee terminate on April 30, 2006. Pursuant to the employment agreements, Messrs. Rothkopf and Lee will receive annual base salaries of $200,000 and $300,000, respectively. Each executive officer is entitled to participate in the Corporation’s bonus program, the Corporation’s Stock Incentive Plan and the Corporation’s Employee Stock Purchase Plan. Additionally, the employment agreements also provide that the executive officer is eligible to participate in any medical, health, dental, disability and life insurance policy that is in effect for the Corporation’s other senior management. Pursuant to the employment agreements, each executive officer has agreed not to compete with the Corporation during employment and for a period of two years following termination of employment and has agreed to maintain the confidentiality of the Corporation’s proprietary information and trade secrets. The employment agreements provide that if the executive officer’s employment is terminated by the Corporation without “cause” or by the executive officer for “good reason,” the executive officer will be entitled to receive the greater of (i) his base salary for two years or (ii) $600,000; provided, however, if such termination or resignation occurs at any time after the occurrence of or in contemplation of a “change in control” with respect to the Corporation, then the executive officer shall be entitled to receive the greater of (i) his base salary for three years or (ii) $900,000.

Compensation Committee Interlocks and Insider Participation

During 2003, the members of the Compensation Committee of the Corporation’s Board of Directors were Daniel M. Wright, John S. Bakalar and John J. Vosicky. Mr. Wright replaced Mr. Dods as a member of the Compensation Committee when Mr. Dods resigned from the committee in July 2003. Mr. Dods is the Corporation’s Chairman of the Board and was the Corporation’s Chief Executive Officer until January 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Chung, brother of Peter K.K. Chung, President of Racing Champions Limited and a director of the Corporation, owns 70% of one of the Corporation’s dedicated suppliers. For the year ended December 31, 2003, the Corporation purchased $8.3 million of product from this supplier. The Corporation expects to continue to make purchases from this supplier during fiscal 2004. The Corporation believes that the terms for the purchase of products from this supplier are no less favorable to the Corporation then could have been obtained from an unaffiliated party.

Paul E. Purcell, a director of the Corporation, is the President and Chief Executive Officer of Robert W. Baird & Co. Incorporated (“Baird”), an investment banking and brokerage firm. The Corporation retained Baird during the Corporation’s year ended December 31, 2003 to provide merger and acquisition consulting services to the Corporation. The Corporation has continued to retain Baird during fiscal 2004. The Corporation believes that the terms of Baird’s engagement with the Corporation were on terms no less favorable to the Corporation then could have been obtained from an unaffiliated party.

Patrick A. Meyer and Eric L. Meyer, each of whom is a son of Boyd L. Meyer, a director of the Corporation, were employed as vice presidents of a subsidiary of the Corporation throughout 2003. Patrick A. Meyer earned aggregate salary and bonus of $139,000 for his services during the year and also received a relocation allowance of $14,758. Eric L. Meyer earned aggregate salary and bonus of $155,000 for his services during the year.

AUDITORS

The Audit Committee of the Board of Directors has selected KPMG LLP to be the Corporation’s auditors for the 2004 fiscal year. Although this appointment is not required to be submitted to a vote of stockholders, the Corporation believes it appropriate as a matter of policy to request that the stockholders ratify the appointment. If stockholder ratification is not received, the Audit Committee of the Board of Directors may reconsider the appointment. It is expected that a representative of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Board recommends a vote “FOR” ratification of KPMG LLP as independent auditors for the purpose of auditing the financial statements of the Corporation for fiscal 2004.

ANNUAL REPORT TO THE SECURITIES AND EXCHANGE

COMMISSION ON FORM 10-K

The Corporation is required to file an annual report, called a Form 10-K, with the SEC. A copy of Form 10-K for the fiscal year ended December 31, 2003 will be made available, without charge, to any person entitled to vote at the Annual Meeting. Written requests should be directed to Jody L. Taylor, Chief Financial Officer and Secretary, RC2 Corporation, 800 Veterans Parkway, Bolingbrook, Illinois 60440. In April 2004, the Corporation plans to move its headquarters to 1111 West 22nd Street, Oak Brook, Illinois 60523, and after that move communications should be directed to the new address.

STOCKHOLDER PROPOSALS

Proposals which stockholders intend to present at the 2005 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received at the Corporation’s principal offices no later than December 3, 2004 for inclusion in the proxy material for that meeting. Proposals submitted other than pursuant to Rule 14a-8 will be considered untimely if received after February 16, 2005 and the Corporation will not be required to present any such proposal at the 2005 Annual Meeting of Stockholders. If the Board of Directors decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2005 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal.

OTHER MATTERS

The Directors of the Corporation know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

BY ORDER OF THE BOARD OF DIRECTORS

RC2 CORPORATION

Jody L. Taylor, Secretary

Bolingbrook, Illinois

April 2, 2004

Annex A

Charter of the

Audit Committee

of the

Board of Directors

of

RC2 Corporation

(as amended as of February 24, 2004)

A.	Purpose.

The Audit Committee is established by the Board of Directors to monitor the corporate financial reporting and the internal and external audits of RC2 Corporation (the “Company”). The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent auditors, including the resolution of disagreements between management and the auditor regarding financial reporting. The Audit Committee shall assist the Board of Directors with oversight of (i) the integrity of the Company’s financial statements, the accounting and financial reporting process of the Company and the audits of the financial statements of the Company; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence and (iv) the performance of the Company’s internal accounting function and the performance of the independent auditors. In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities under this charter, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (a) the integrity of those persons and organizations within and outside the Company from whom it receives information and (b) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations.

The independent auditors for the Company are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee has the direct authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for stockholder approval in the proxy statement). The Company shall provide the Audit Committee with appropriate funding for payment of compensation, fees and expenses to the independent auditors and to counsel or other advisors that the Audit Committee may deem appropriate to engage.

The Audit Committee shall also serve as the Qualified Legal Compliance Committee (the “QLCC”) of the Board of Directors with the authority to receive, review and take appropriate action with respect to any report made or referred to the Audit Committee by an attorney of evidence of a material violation of applicable U.S. federal or state securities law, a material breach of fiduciary duty under U.S. federal or state law or a similar material violation of any U.S. federal or state law by the Company or any officer, director, employee or agent of the Company, and to otherwise fulfill the responsibilities of a QLCC pursuant to Section 307 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

B.	Membership.

The Audit Committee will consist of at least three members of the Board who are “independent directors” within the meaning of the rules of the Securities and Exchange Commission and the rules of the Nasdaq Stock Market, each of whom shall not be an officer or employee of the Company or its subsidiaries, shall not have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and shall otherwise satisfy the applicable membership requirements under the rules of the Nasdaq Stock Market. In fulfilling their responsibilities under this charter, it is recognized that members of the Audit Committee are not and do not represent themselves to be, accountants or auditors by profession, but who are deemed by the Board of Directors to be “financially literate.” A “financially literate” director is one who is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. At least one member of the Audit Committee shall be an “audit committee financial expert” as may be defined by the rules of the Securities and Exchange Commission.

The members of the Audit Committee shall be elected by the Board of Directors to hold such office until their successors have been duly elected and qualified. Unless a chairperson is elected by the Board, the members of the Committee may designate a chairperson by majority vote of the full Committee membership.

C.	Responsibilities.

The responsibilities of the Audit Committee shall include:

1.	Reviewing on a continuing basis the adequacy of the Company’s system of internal control over financial reporting and the Company’s disclosure controls and procedures;

2.	Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company’s internal accounting function;

3.	Reviewing the independent auditors’ proposed audit scope and approach, including, when applicable, audit procedures with respect to the Company’s internal control over financial reporting;

4.	Reviewing with management and the independent auditors the audited financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors and any serious difficulties or disputes with management encountered during the course of the audit, and reviewing the other financial disclosures in the Company’s Form 10-K report, including Management’s Discussion and Analysis of Financial Condition and Results of Operations;

5.	Having a predetermined arrangement with the independent auditors that they will advise the Audit Committee through its Chair and management of the Company of any significant or material issues identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release or, if not practicable, prior to filing the Company’s Form 10-Q for that quarter, and receiving either an oral or written communication provided by the independent auditors at the end of each of the first three quarters of the year that they have nothing to report or enumerate as to the required reporting issues to the Audit Committee Chair;

6.	Approving the appointment of the independent auditors, subject, if applicable, to stockholder ratification;

7	Approving fee arrangements with the independent auditors;

8.	Reviewing the performance and qualifications of the independent auditors and reviewing the experience and qualifications of the senior members of the independent auditor team, compliance by the independent auditors with audit partner rotation requirements and the quality control procedures of the independent auditors;

9.	Approving in advance the retention of the independent auditor firm for any non-audit service that such firm is not prohibited from performing for the Company in accordance with any policies and procedures that may be adopted by the Audit Committee and approving the fees for any such service;

10.	Ensuring that the independent auditors prepare and deliver annually a Statement as to Independence (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and discussing with the independent auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company’s independent auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the independent auditors’ independence;

11.	Reviewing reports from the independent auditors regarding (a) critical accounting policies used by the Company in its financial statements, (b) all alternative treatments of financial information within generally accepted accounting principles that the independent auditors have discussed with management, ramifications of the use of such alternative treatments and the treatment preferred by the independent auditors, and (c) other material written communications between the independent auditors and management;

12.	Recommending to the Board of Directors guidelines for hiring of employees of the independent auditor who have been engaged on the Company’s account;

13.	Advising the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Ethics and Insider Trading Compliance Program;

14.	Reviewing with management and the independent auditors the effect of any significant regulatory and accounting initiatives;

15.	Obtaining from the independent auditors assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

16.	Meeting periodically with management and the independent auditors in separate executive sessions;

17.	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

18.	Providing oversight and review of the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments, and the Company’s risk assessment and risk management policies;

19.	If necessary, whether acting its capacity as the QLCC or otherwise, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

20.	In its capacity as the QLCC, upon the receipt of a report of evidence of a material violation, (a) informing the Company’s Chief Executive Officer and Chief Financial Officer of the receipt of such evidence; (b) determining whether an investigation is necessary regarding any such report, (c) if the Audit Committee determines an investigation is necessary, informing the Board of Directors and initiating an investigation with the assistance of special counsel or other experts, (d) at the conclusion of the investigation, recommending that the Company implement an appropriate response and informing the Chief Executive Officer and the Board of Directors of the results of the investigation and the appropriate remedial measures that it recommends be adopted, and (e) taking any other appropriate action, including notifying the Securities and Exchange Commission in the event that the Company fails in any material respect to implement an appropriate response that the Audit Committee has recommended to the Company;

21.	Reviewing related party transactions (as defined in the Nasdaq rules) for potential conflicts of interest and approving related party transactions;

22.	Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters for the confidential, anonymous submission by employees of the Company or its subsidiaries of concerns regarding questionable accounting or auditing matters and for the confidential receipt, retention and consideration of any oral or written reports of a material violation of U.S. federal or state law received by the Audit Committee in its capacity as the QLCC;

23.	Performing other oversight functions as requested by the full Board of Directors;

24.	Reviewing and updating the Audit Committee’s charter annually and recommending any proposed changes to the Board of Directors for approval;

25.	Instructing the independent accountants that the independent accountants are ultimately responsible to the Board of Directors and the Audit Committee; and

26.	Preparing any report, including any report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the proxy statement for the Company’s annual meeting.

In performing the foregoing functions, the Audit Committee should review in particular any areas where the Company’s management and its independent accountants disagree and the manner in which such disagreements were resolved. The Audit Committee should determine whether the independent accountants were generally satisfied with the audit and bring to the attention of the Company’s Board of Directors any problems identified during the course of the audit.

The Board of Directors shall review annually the scope of responsibilities of the Audit Committee and the effectiveness with which the Audit Committee has carried out its responsibilities during the foregoing year. The Audit Committee shall report to the Board of Directors and shall have such power and authority as is necessary for it to fulfill its responsibilities. The Audit Committee shall perform such functions and retain such authority until otherwise provided by the Board of Directors or unless any such matter is specifically approved by the Board of Directors. The Chief Financial Officer of the Company shall be responsible for providing all information requested by the Audit Committee to perform its duties as set forth herein.

D.	Meetings.

The Audit Committee will meet at least twice each year. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor’s examination and management report.

E.	Reports.

The Audit Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors at which those recommendations are presented.

F.	Minutes.

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

RC2 CORPORATION

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet

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OR

Vote-by-Telephone

Call toll-free

1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

[RC2CM—RC2 CORPORATION] [FILE NAME: ZRC2C1.ELX] [VERSION—(3)] [03/25/04] [orig. 03/19/04]

DETACH HERE ZRC2C1

X Please mark votes as in this example.

#RC2

1. Election of Directors (terms expiring at the 2005 Annual Meeting)

Nominees: (01) Robert E. Dods, (02) Boyd L. Meyer, (03) Peter K.K. Chung, (04) Curtis W. Stoelting, (05) John S. Bakalar, (06) John J. Vosicky, (07) Paul E. Purcell, (08) Daniel M. Wright, (09) Thomas M. Collinger, (10) Richard E. Rothkopf and (11) Michael J. Merriman, Jr.

FOR ALL NOMINEES

WITHHELD FROM ALL NOMINEES

For all nominees except as noted above

2. Ratification of the appointment of KPMG LLP as auditors for RC2 Corporation for the year ending December 31, 2004.

FOR AGAINST ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.

Please sign exactly as your name appears hereon, date and return this Proxy. If signing as attorney, executor, administrator, trustee or guardian, please add your full title as such. If shares are held by two or more persons, all holders must sign the Proxy.

Signature: Date: Signature: Date:

[RC2CM—RC2 CORPORATION] [FILE NAME: ZRC2C2.ELX] [VERSION—(2)] [03/25/04] [orig. 03/19/04]

DETACH HERE ZRC2C2

PROXY

RC2 CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert E. Dods and Curtis W. Stoelting, or either one of them, each with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of RC2 Corporation to be held on May 7, 2004 at 11:00 a.m., local time, at 1111 22nd Street, Oak Brook, IL 60523, and at any adjournment thereof, there to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

Please sign exactly as your name appears hereon, date and return this Proxy. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO GRANT AUTHORITY TO ELECT THE NOMINEES AS DIRECTORS AND TO RATIFY THE APPOINTMENT OF KPMG LLP AS AUDITORS. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES APPOINTED.

SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE